Exhibit 99.1

Tallgrass Energy Partners Closes on the Acquisition of Powder River Gathering System
LEAWOOD, Kan.-(BUSINESS WIRE)-Tallgrass Energy Partners, LP (NYSE:TEP) today announced that through its subsidiary Tallgrass Midstream, LLC (“TMID”) it has closed on the acquisition of DCP Midstream’s Douglas natural gas gathering system in the Powder River Basin for cash consideration of approximately $128 million, subject to potential adjustments specified in the purchase agreement.
About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
Contacts

Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com